Exhibit 99.15

Johnson & Johnson Reports 2015 First-Quarter Results:

Sales of $17.4 Billion decreased 4.1% Versus 2014 First Quarter;
First-Quarter EPS was $1.53
Adjusted 2015 First-Quarter EPS of $1.56 Decreased 4.3%*

New Brunswick, N.J. (April 14, 2015) - Johnson & Johnson (NYSE: JNJ) today announced sales of $17.4 billion for the first quarter of 2015, a decrease of 4.1% as compared to the first quarter of 2014. Operational results increased 3.1% and the negative impact of currency was 7.2%. Domestic sales increased 5.9%. International sales decreased 12.4%, reflecting operational growth of 0.8% and a negative currency impact of 13.2%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 5.7%, domestic sales increased 9.1% and international sales increased 3.0%.*
Net earnings and diluted earnings per share for the first quarter of 2015 were $4.3 billion and $1.53, respectively. First-quarter 2015 net earnings included after-tax intangible amortization expense of approximately $0.2 billion and a net gain of after-tax special items of approximately $0.1 billion, primarily related to net litigation gains partially offset by costs related to the DePuy ASR™ Hip program. First-quarter 2014 net earnings included after-tax intangible amortization expense of approximately $0.3 billion and a net gain of after-tax special items of approximately $0.3 billion as shown in the accompanying reconciliation of non-GAAP financial measures. Excluding after-tax intangible amortization expense and special items, adjusted net earnings for the current quarter were $4.4 billion and adjusted diluted earnings per share were $1.56, representing decreases of 5.9% and 4.3%, respectively, as compared to the same period in 2014.*
“The company delivered strong underlying growth in the first quarter driven by new products and the strength of the core business.  Of note is the continued robust growth of the Pharmaceutical business and the solid performance of our Consumer brands,” said Alex Gorsky, Chairman and Chief Executive Officer.  “I am proud of our global teams who focus every day on delivering innovative solutions to address evolving health care needs.”
The Company updated its adjusted earnings guidance for full-year 2015 to $6.04 - $6.19 per share reflecting further negative foreign currency movements. The Company’s guidance excludes the impact of after-tax intangible amortization expense and special items.
Worldwide Consumer sales of $3.4 billion for the first quarter represented a decrease of 4.7% versus the prior year, consisting of an operational increase of 3.4% and a negative impact from currency of 8.1%. Domestic sales increased 3.8%; international sales decreased 9.7%, which reflected an operational increase of 3.1% and a negative currency impact of 12.8%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 4.7%, domestic sales increased 5.1% and international sales increased 4.5%.*

Positive contributors to operational results were sales of TYLENOL® and MOTRIN® analgesics, digestive health and international upper-respiratory over-the-counter products; NEUTROGENA® and AVEENO® skin care products; LISTERINE® oral care products; international sales of feminine protection products; and domestic sales of baby care products.
Worldwide Pharmaceutical sales of $7.7 billion for the first quarter represented an increase of 3.0% versus the prior year with operational growth of 10.2% and a negative impact from currency of 7.2%. Domestic sales increased 16.9%; international sales decreased 10.7%, which reflected an operational increase of 3.7% and a negative currency impact of 14.4%.
The strong operational sales results were driven by new products and the strength of core products. New products include INVOKANA®/INVOKAMET® (canagliflozin), for the treatment of adults with type 2 diabetes; XARELTO® (rivaroxaban), an oral anticoagulant; IMBRUVICA® (ibrutinib), an oral, once-daily therapy approved for use in treating certain B-cell malignancies, or blood cancers; ZYTIGA® (abiraterone acetate), an oral, once-daily medication for use in combination with prednisone for the treatment of metastatic, castration-resistant prostate cancer; and international sales of OLYSIO®(simeprevir), for combination treatment of chronic hepatitis C in adult patients. New product sales growth was negatively impacted by lower sales of OLYSIO® (simeprevir) in the U.S. and lower sales of SOVRIAD® (simeprevir) in Japan due to competitive entrants.
Additional contributors to operational sales growth were STELARA® (ustekinumab), a biologic approved for the treatment of moderate to severe plaque psoriasis and psoriatic arthritis; CONCERTA® (methylphenidate HCI), for the treatment of attention deficit hyperactivity disorder; INVEGA® SUSTENNA®/XEPLION® (paliperidone palmitate), a once-monthly, long-acting, injectable atypical antipsychotic for the treatment of schizophrenia in adults; SIMPONI®/SIMPONI ARIA® (golimumab) and domestic sales of REMICADE® (infliximab), biologics approved for the treatment of a number of immune-mediated inflammatory diseases.
During the quarter, the U.S. Food and Drug Administration (FDA) granted approval of IMBRUVICA® (ibrutinib) for the treatment of Waldenström's Macroglobulinemia and for PREZCOBIX™ (darunavir/cobicistat) in combination with other antiretroviral medicinal products for the treatment of human immunodeficiency virus (HIV-1). The European Commission approved VELCADE® (bortezomib) in combination with rituximab, cyclophosphamide, doxorubicin and prednisone for the treatment of adult patients with previously untreated mantle cell lymphoma.
In addition, the acquisition of XO1 Limited, a privately-held biopharmaceutical company developing the anti-thrombin antibody ichorcumab, was completed. In April, the divestiture of the U.S. license rights to NUCYNTA® (tapentadol), NUCYNTA® ER (tapentadol extended-release tablets), and NUCYNTA® (tapentadol) oral solution was completed for $1.05 billion.
Worldwide Medical Devices sales of $6.3 billion for the first quarter represented a decrease of 11.4% versus the prior year consisting of an operational decrease of 4.6% and a negative currency impact of 6.8%. Domestic sales decreased 6.1%; international sales decreased 15.6%, which reflected an operational decrease of 3.3% and a negative currency impact of 12.3%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 1.3%, domestic sales increased 1.1% and international sales increased 1.5%.*

Primary contributors to operational growth were sales of Orthopaedic products; electrophysiology products in the Cardiovascular Care business; endocutters in the Surgical Care business; and sales of insulin delivery products in the Diabetes Care business. Sales results in the Vision Care business were negatively impacted by buying patterns and competitive pricing dynamics.
During the quarter, the Company announced a binding offer from Cardinal Health to acquire its Cordis business for an aggregate value of $1.99 billion.

About Johnson & Johnson
Caring for the world, one person at a time, inspires and unites the people of Johnson & Johnson. We embrace research and science - bringing innovative ideas, products and services to advance the health and well-being of people. Our approximately 127,000 employees at more than 265 Johnson & Johnson operating companies work with partners in health care to touch the lives of over a billion people every day, throughout the world.
* Operational sales growth excluding the net impact of acquisitions and divestitures, as well as adjusted net earnings and adjusted diluted earnings per share excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the earnings release and the Investor Relations section of the Company’s website at www.investor.jnj.com.

Johnson & Johnson will conduct a conference call with investors to discuss this news release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website at www.investor.jnj.com. A replay and podcast will be available approximately two hours after the live webcast by visiting www.investor.jnj.com.
Copies of the financial schedules accompanying this press release are available at www.investor.jnj.com/historical-sales.cfm.  These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliations of non-GAAP financial measures, and sales of key products/franchises.  Additional information on Johnson & Johnson, including a pharmaceutical pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can be found on the Company's website at www.investor.jnj.com.

NOTE TO INVESTORS
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to, economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges and uncertainties inherent in new product development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; the ability of the company to successfully execute strategic plans; impact of business combinations and divestitures; challenges to patents; the impact of patent expirations; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns or financial distress of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; increased scrutiny of the health care industry by government agencies; and the potential failure to meet obligations in compliance agreements with government bodies. A further list and description of these risks, uncertainties and other factors can be found in Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014, including Exhibit 99 thereto, and the company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.investor.jnj.com, or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statements as a result of new information or future events or developments.